UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2007

UAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6033	36-2675207
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1200 East Algonquin Road, Elk Grove Township, Illinois		60007
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 700-4000

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of

Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2007, the Human Resources Subcommittee of the Board of Directors of UAL Corporation (“UAL”, together with its wholly owned subsidiary, United Air Lines, Inc., collectively referred to herein as the “Company”) approved the adoption of the UAL Corporation and United Air Lines, Inc. Executive Severance Plan (the “Plan”).  The Plan will become effective on April 1, 2007.  The purpose of the Plan is to encourage the retention of key employees.  A description of the material terms of the Plan follows below.  This description is only a summary and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Officers of the Company and other employees with a paygrade of 5 or 6 (Managing Directors and positions of equal paygrade) are eligible to participate in the Plan, unless such employees have individual agreements with the Company that provide severance benefits.  Participants in the Plan will not participate in any other Company severance plan or program.  The Company’s executive officers, other than the Chief Executive Officer and Chief Operating Officer, are participants in the Plan.

In the event of the termination of a participant’s employment by the Company other than for cause, a participant would be entitled to a payment that is equal to the sum of the participant’s base salary and annual bonus at target for the year in which the termination occurred multiplied by a number between 0.5 and 2 (the “Severance Multiple”).  A participant’s Severance Multiple depends on the participant’s position and, in some cases, years of service with the Company, as of the date of termination.  Cash severance benefits would be paid in equal installments on the normal payroll cycle for the period of years that is equal to the Severance Multiple.

A participant would also be entitled to (i) continued health and dental benefits for a number of years equal to the Severance Multiple or until the participant becomes covered under a subsequent employer’s health and dental plans, if earlier, (ii) continued travel benefits for a number of years equal to the Severance Multiple, (iii) reasonable outplacement services, and (iv) two additional years of age and service credit for the purpose of determining whether such participant is entitled to participate in the Company’s post-retirement medical plan and retiree travel program as of the termination date.

In order to receive benefits under the Plan, a participant must execute a release of claims in favor of the Company and agree to post-termination cooperation, non-competition, non-solicitation, non-disparagement and confidentiality provisions.

The Human Resources Subcommittee may amend or terminate the Plan at any time, provided that, (i) any amendment that is materially adverse to any participant will not be effective until one year after its adoption unless the participant consents in writing to such amendment, (ii) the termination of the Plan will not be effective until one year after such termination is authorized by the Human Resources Subcommittee and (iii) the amendment or termination of the Plan will not affect the right to unpaid benefits to any participant who has been terminated prior to the amendment or termination of the Plan.

Item 9.01.      Financial Statements and Exhibits

Exhibit No.	Description

10.1	UAL Corporation and United Air Lines, Inc. Executive Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Executive Vice President and Chief Financial Officer
Date: March 26, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1*	UAL Corporation and United Air Lines, Inc. Executive Severance Plan

* Filed herewith electronically.